                                                  UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION

                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           Date of Report (Date of earliest event report) April 27, 2001

                                             FARMLAND INDUSTRIES, INC.
                              (Exact name of registrant as specified in its charter)

           Kansas                         2-60372                             44-0209330
  (State of Incorporation)        (Commission File Number)       (I.R.S. Employer Identification No.)

                    12200 N. Ambassador Dr.
                     Kansas City, Missouri                                               64163-1244
            (Address of principal executive offices)                                     (Zip Code)

                                                   816-713-7000
                               (Registrant's telephone number, including area code)

                            3315 North Oak Trafficway, Kansas City, Missouri 64116-0005
                           (Former name or former address, if changed since last report)

ITEM 5 Other Events

Farmland Industries and Archer Daniels Midland Co. (NYSE: ADM) announce they have reached an agreement in principle to enter into a grain marketing relationship. Under the agreement a new company, ADM/Farmland Inc., will lease and operate Farmland's grain assets throughout the United States. Farmland and ADM will share profits equally.

Farmland President and CEO Bob Honse said, “The grain business is inherently a capital intensive, low-margin business that under current economic conditions Farmland cannot continue to operate independently. We have joined with a strong partner in ADM, a company that understands and appreciates the value of the local and regional cooperative system.”

According to ADM Chairman and Chief Executive G. Allen Andreas, the agreement provides ADM with the opportunity to add important assets to its network of grain elevators.

"The ADM/Farmland agreement allows us to expand our system into key areas where we have not had a significant presence," said Andreas. "In particular, we will increase our participation in wheat marketing in the Great Plains region."

“This agreement enables Farmland to make great strides toward reducing our debt,” said Honse. “At the same time, ADM/Farmland Inc. brings added efficiencies, which we anticipate will result in enhanced patronage-based earnings for the grain business.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 27, 2001                                          FARMLAND INDUSTRIES, INC.
      (Date)                                                  (Registrant)

                                By:                        /s/  JOHN BERARDI
                                   --------------------------------------------------
                                                             John Berardi
                                                       Executive Vice President
                                                      and Chief Financial Officer